UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 30, 2013

United States Steel Corporation

 (Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

(412) 433-1121
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of United States Steel Corporation (the “Corporation”) was held on April 30, 2013. The following matters were acted upon:

1.	Election of Directors

Dan O. Dinges, John G. Drosdick, John J. Engel and Charles R. Lee were elected as Class III directors, to serve terms expiring at the 2016 annual meeting of stockholders, and Thomas W. LaSorda was elected as a Class II director, to serve a term expiring at the 2015 annual meeting of stockholders, by the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Dan O. Dinges	50,960,350	17,478,235	901,998	34,946,563
John G. Drosdick	50,936,170	17,462,242	942,171	34,946,563
John J. Engel	58,291,856	10,105,170	943,788	34,946,563
Charles R. Lee	48,162,482	20,264,332	913,769	34,946,563
Thomas W. LaSorda	65,688,244	2,723,946	928,624	34,946,563

Continuing as Class II Directors, with terms expiring at the 2015 annual meeting of stockholders, are Seth E. Schofield, John P. Surma and David S. Sutherland. Continuing as Class I directors, with terms expiring at the 2014 annual meeting of stockholders, are Richard A. Gephardt, Murry S. Gerber, Glenda G. McNeal and Patricia A. Tracey.

2.	RATIFICATION OF APPOINTMENT of Independent Registered Public Accounting Firm

The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation was ratified by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
100,571,333	2,845,695	870,349	0

3.	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The results of the non-binding advisory vote to approve the compensation of the named executive officers of the Corporation were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,124,370	24,088,063	1,128,381	34,946,563

4.	SHAREHOLDER PROPOSAL RECOMMENDING ELIMINATION OF CLASSIFIED BOARD OF DIRECTORS

The results of the non-binding advisory vote on the shareholder proposal recommending elimination of the Corporation’s classified Board of Directors were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,889,162	12,156,499	1,294,922	34,946,563

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Gregory A. Zovko
Gregory A. Zovko
Vice President & Controller

Dated: May 2, 2013